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                                                                   EXHIBIT 23(g)

               [FLEETBOSTON ROBERTSON STEPHENS INC. LETTERHEAD]


                                 May 31, 2000

Board of Directors
OnDisplay, Inc.
12667 Alcosta Blvd., Suite 300
San Ramon, CA 94583

Members of the Board:

We hereby consent to the inclusion of our opinion dated May 21, 2000 to the Board of Directors of OnDisplay, Inc. ("OnDisplay") as Annex C to, and to the reference thereto under the captions "Recommendation of the OnDisplay Board; Factors Considered" and "Opinion of OnDisplay's financial advisor" in, the
Schedule 14D-9 and Form S-4 registration statement relating to the merger transaction between Vignette and OnDisplay. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the filings mentioned above within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        /s/ FleetBoston Robertson Stephens Inc.
                                        FLEETBOSTON ROBERTSON STEPHENS INC.